10f-3 REPORT

            SMITH BARNEY FUNDAMENTAL VALUE FUND INC.

            November 1, 1997 through January 31, 1998


               Trade                         Shares
Purchase  % of
Issuer              Date      Selling Dealer      Purchased Price
Issue

Telstra Corp.       11/17/97       J.B. Were & Sons
3,157,200      $ 1.380        0.80%

Electric Lightwave       11/24/97       Lehman Brothers Inc.
51,500          16.000        2.94

Fleet Financial Group         12/4/97        Merrill Lynch
18,200          70.375        0.17

Focal Inc.               12/11/97       Lehman Brothers Inc.
43,200          10.00         2.38

Friedman Billings Ramsey 12/23/97       Friedman Billings
10,900          20.00         0.59